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                              POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                    for the three months ended September 30,
                       (in thousands, except share data)

                                                                    Exhibit 11.0




                                                                             1995                     1996
                                                                          ----------               ----------
 Net loss                                                                 $   (1,544)              $   (1,005)
                                                                          ==========               ==========
 Weighted average common shares used in computing
  net loss per share                                                       3,637,320                3,828,876
                                                                          ==========               ==========
 Net loss per share                                                       $    (0.42)              $    (0.26)
                                                                          ==========               ==========